EXHIBIT 99.1

ride the light
Qwest [graphic logo omitted]                                                NEWS


             QWEST COMMUNICATIONS RECEIVES INFORMAL INQUIRY FROM SEC

o REQUEST FOR VOLUNTARY PRODUCTION OF DOCUMENTS RELATES TO THREE PREVIOUSLY DISCLOSED ASPECTS OF 2000, 2001 FINANCIAL STATEMENTS
o        QWEST TO DISCUSS ON CONFERENCE CALL TODAY AT 8:00 A.M. (EST)
o        $1.5 BILLION SENIOR NOTES OFFERING EXPECTED TO BE COMPLETED TOMORROW

DENVER, MARCH 11, 2002----Qwest Communications International Inc. today said it received an informal inquiry from the Denver regional office of the Securities and Exchange Commission (SEC) requesting voluntary production of documents. Qwest intends to respond fully to this request, which was received in a letter Friday, March 8, 2002.

The matters identified by the SEC as the focus of the informal inquiry have previously been the subject of disclosure by Qwest and have been widely reported in the investment community and in the media. The matters relate to three areas of Qwest's accounting policies, practices and procedures in 2000 and 2001, including revenue recognition and accounting treatment of (i) sales of optical capacity assets (often referred to as Indefeasible Rights of Use or "IRUs"), particularly sales to customers from whom the company agreed to purchase optical capacity; (ii) the sale of equipment by Qwest to customers from which Qwest bought Internet services or to which Qwest contributed equity financing, including equipment sales to KMC and Calpoint; and (iii) Qwest Dex, particularly changes in the production schedules and lives of some directories. The SEC informed Qwest that this informal inquiry is not an indication that it or its staff believes any violation of law has occurred, nor should Qwest consider the inquiry an adverse reflection on any entity or security

Qwest has stated, and continues to believe, that its accounting policies, practices and procedures for all periods, including 2000 and 2001, comply with all applicable requirements. There can be no assurance that the SEC will agree. Qwest believes the issues that may be raised by the inquiry in connection with the three types of transactions described above do not relate to a material amount of revenues or earnings before interest, taxes, depreciation and amortization ("EBITDA"), on either an as reported or pro forma normalized basis, during either period. However, due in part to the relatively small amounts of net income (loss) and earnings (loss) per share during these periods, they may relate to a material amount of net income (loss) or earnings (loss) per share, on an as reported or pro forma normalized basis, during those periods.

The revenues attributable to all sales of optical capacity by Qwest in 2000 and 2001, including sales to customers from which Qwest also purchased optical capacity, were approximately 2.8 percent and 5.1 percent of total reported revenues in those periods and 4.7 percent of total pro forma revenues in 2000. The revenues attributable to all sales of internet equipment to customers from which Qwest bought internet services (the only types of equipment sales Qwest believes fit within this category of information requested), were approximately
0.1 percent and 0.9 percent of total reported revenues in 2000 and 2001 and 1.7 percent of total pro forma revenues in 2000. The revenues attributable to changes in the production schedules and lives of directories of Qwest Dex in the relevant periods were approximately 0.2 percent and 0.2 percent of total reported revenues in 2000 and 2001 and 0.2 percent of total pro forma revenues in 2000.

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For 2002 and thereafter, Qwest does not expect sales of optical capacity (IRUs), the sale of internet equipment or changes in the production schedule or lives of directories to have a material effect on Qwest's financial condition or results of operations. As Qwest previously announced, it does not anticipate making any optical capacity asset sales in 2002 due to changes in market demand. Qwest has also previously announced it has no plans to sell equipment in 2002 in any exchange transaction or otherwise, other than routine sales of customer premises equipment in the ordinary course of business.

Qwest said the $1.5 billion senior note offering announced March 7 by Qwest Corporation, a wholly owned subsidiary of Qwest Communications International Inc., is expected to be completed on schedule Tuesday, March 12, 2002, subject to satisfaction of customary closing conditions.

As used in this release, the following terms have the meanings set out below:

"As Reported" or "GAAP" means as reported in the Company's filings with the SEC in accordance with generally accepted accounting principles ("GAAP"). As reported amounts reflect the results of operations for U S WEST, Inc. ("U S WEST") for the first two quarters of 2000 and of the merged Qwest entity thereafter. Qwest completed the merger on June 30, 2000. Pro forma results are not as reported or GAAP results, and should not necessarily be considered alternatives to as reported or GAAP results.

"Pro forma" means the results are portrayed as if the merger of Qwest and U S WEST had been completed at the beginning of 2000 and accordingly has been adjusted to reflect the elimination of the long-distance activity in Qwest's 14 state local service area. Pro forma results are not necessarily indicative of what actual results might have been if the merger had been effective at the beginning of 2000.


CONFERENCE CALL TODAY
Qwest will host a conference call for investors, media and other interested persons today at 8:00 a.m. (EST) today with Joseph P. Nacchio, Qwest chairman and CEO, Robin R. Szeliga, Qwest executive vice president of finance and CFO. The call may be heard on the Web at WWW.QWEST.COM/ABOUT/INVESTOR/MEETINGS.

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ABOUT QWEST
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 190,000 miles globally. For more information, please visit the Qwest Web site at www.qwest.com.

                                      # # #


This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; the duration and extent of the current economic downturn, including its effect on our customers and suppliers; adverse economic conditions in the markets served by us or by companies in which we have substantial investments; adverse results of review and scrutiny by regulatory authorities, media and others of financial reporting practices; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; rapid and significant changes in technology and markets; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; delays in our ability to provide interLATA services within our 14-state local service area; failure to maintain rights-of-way; and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company. This release may include analysts' estimates and other information prepared by third parties for which we assume no responsibility. We undertake no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.


         Contacts:         MEDIA CONTACT:                     INVESTOR CONTACT:
                           --------------                     -----------------
                           Tyler Gronbach                     Lee Wolfe
                           303-992-2155                       800-567-7296
                           tyler.gronbach@qwest.com           IR@qwest.com



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